EXHIBIT 99.1

Rovi Corporation 2 Circle Star Way San Carlos, CA 94070

ROVI CORPORATION REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS

SAN CARLOS, Calif.--(BUSINESS WIRE)-April 29, 2016 - Rovi Corporation (NASDAQ:ROVI) today reported financial results for the first quarter ended March 31, 2016.
The Company reported first quarter revenue of $118.4 million, a decrease of 12% compared to $134.0 million in the first quarter of 2015. As expected, revenues were lower than in the comparable period in the prior year, which benefited from higher Service Provider revenues, in part due to having an unnamed top-10 North American Service Provider under license, and higher analog content protection revenues. First quarter 2016 Net loss was $17.7 million, compared to $15.5 million Net loss for the first quarter of 2015. First quarter Diluted loss per share was $0.22, compared to $0.18 Diluted loss per share in the first quarter of 2015.
On a Non-GAAP basis, first quarter Non-GAAP Net Income was $28.1 million, compared to $34.7 million in the first quarter of 2015, and first quarter Non-GAAP Diluted Income Per Share was $0.34, compared to $0.39 in the first quarter of 2015.
Non-GAAP Net Income and Non-GAAP Diluted Income Per Share are defined below in the section entitled “Non-GAAP Information.” Reconciliations between GAAP and Non-GAAP results of operations are provided in the tables below.
“Rovi continued to generate strong Non-GAAP profits in the first quarter and advanced its product portfolio,” said Tom Carson, president and CEO of Rovi. “In the last fifteen months, Rovi successfully renewed IP license agreements with five of the top ten North American service providers, including Frontier Communications which we signed in Q1. We are actively pursuing license renewals with the three remaining unlicensed top ten providers. While we had to file litigation against Comcast in both district court and in the International Trade Commission in order to protect our intellectual property, as well as the interests of other licensees and stakeholders, we are continuing our negotiations with the others and expect to reach agreements this year.”
Business Outlook
There is no change in Rovi’s expectations. Rovi continues to anticipate fiscal year 2016 revenue of $490 million to $520 million and Non-GAAP Diluted Income Per Share of $1.35 to $1.65.
Conference Call Information
Rovi management will host a conference call today, April 29, 2016, at 5:00 a.m. PT/8:00 a.m. ET to discuss the financial results. Investors and analysts interested in participating in the conference are welcome to call 1-866-621-1214 (or international +1-706-643-4013) and reference conference ID 3449304. The conference call can also be accessed via live webcast in the Investor Relations section of Rovi's website at http://www.rovicorp.com/.
A telephonic replay of the conference call will be available through May 6, 2016 and can be accessed by calling 1-800-585-8367 (or international +1-404-537-3406) and entering conference ID 3449304. A replay of the audio webcast will be available on Rovi Corporation's website shortly after the live call ends and will remain on Rovi Corporation's website until its next quarterly earnings call.

Non-GAAP Information

Rovi Corporation provides Non-GAAP information to assist investors in assessing its current and future operations in the way that its management evaluates those operations. Non-GAAP Net Income, Non-GAAP Diluted Income Per Share, Non-GAAP COGS, Non-GAAP Research and Development Expenses, Non-GAAP Selling, General and Administrative Expenses, Non-GAAP Total OpEx, Non-GAAP Total COGS and OpEx and Non-GAAP Interest Expense are supplemental measures of the Company's performance that are not required by, and are not presented in accordance with GAAP. Non-GAAP information is not a substitute for any performance measure derived in accordance with GAAP.

Non-GAAP Net Income is defined as GAAP income (loss) from continuing operations, net of tax, adding back non-cash items such as equity-based compensation, amortization of intangibles, amortization or write-off of note issuance costs, non-cash interest expense recorded on convertible debt under Accounting Standards Codification (“ASC”) 470-20 (formerly known as FSP APB 14-1), mark-to-market fair value adjustments for interest rate swaps; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as changes in the fair value of contingent consideration, gains from the release of Sonic payroll tax withholding liabilities related to a stock option review, transaction, transition and integration costs, contested proxy election costs, restructuring and asset impairment (benefit) charges, payments to note holders and for expenses in connection with the early redemption or modification of debt, gains on sale of strategic investments and discrete income and franchise tax items, including changes in reserves. While depreciation expense is a non-cash item, it is included in Non-GAAP Net Income as a reasonable proxy for capital expenditures.

Non-GAAP Diluted Income Per Share is calculated using Non-GAAP Net Income.

Non-GAAP COGS is defined as GAAP cost of revenues, excluding amortization of intangible assets, excluding equity-based compensation and transition and integration expenses.

Non-GAAP Research and Development Expenses is defined as GAAP research and development expenses excluding equity-based compensation and transition and integration expenses.

Non-GAAP Selling, General and Administrative Expenses is defined as GAAP selling, general and administrative expenses excluding equity-based compensation, contested proxy election costs, changes in the fair value of contingent consideration, changes in franchise tax reserves and transaction, transition and integration expenses.

Non-GAAP Total OpEx is defined as the sum of GAAP research and development and selling, general and administrative expenses, depreciation and gain on sale of patents excluding equity-based compensation, contested proxy election costs, changes in the fair value of contingent consideration, changes in franchise tax reserves and transaction, transition and integration expenses.

Non-GAAP Total COGS and OpEx is defined as GAAP Total Operating costs and expenses, excluding equity-based compensation, contested proxy election costs, changes in the fair value of contingent consideration, changes in franchise tax reserves, amortization of intangible assets, restructuring and asset impairment (benefit) charges, and transaction, transition and integration expenses.

Non-GAAP Interest Expense is defined as GAAP interest expense, excluding amortization or write-off of note issuance costs and non-cash interest expense recorded on convertible debt under Accounting Standards Codification (“ASC”) 470-20 (formerly known as FSP APB 14-1) plus the reclassification of the current period benefit or cost of the interest rate swaps from gain or loss on interest rate swaps.

The Company's management has evaluated and made operating decisions about its business operations primarily based upon Non-GAAP Net Income and Non-GAAP Diluted Income Per Share. Management uses Non-GAAP Income and Non-GAAP Diluted Income Per Share as measures as they exclude items management does not consider to be “core costs” or “core proceeds” when making business decisions. Therefore, management presents these Non-GAAP financial measures along with GAAP measures. For each such Non-GAAP financial measure, the adjustment provides management with information about the Company's underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Rovi Corporation does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions, transaction costs and transition and integration costs in order to make more consistent and meaningful evaluations of the Company's operating expenses. Management also excludes the effect of restructuring and asset impairment (benefit) charges, expenses in connection with the early redemption or modification of debt and gains on sale of strategic investments. Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the equity-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes-Merton model used by Rovi Corporation. Management excludes non-cash interest expense recorded on convertible debt under ASC 470-20, and mark-to-market fair value adjustments for interest rate swaps when management evaluates the Company's operating expenses. Management excludes discrete tax items, including changes in tax reserves, so that its Non-GAAP income tax expense and franchise tax expense reflect the current year cash taxes it accrues and pays. Management reclassifies the current period benefit or cost of the interest rate swaps from gain or loss on interest rate swaps to interest expense in order for Non-GAAP Interest Expense to reflect the swap rates, as these instruments were entered into to control the interest rate the Company effectively pays on its debt.

Management is using these Non-GAAP measures to help it make budgeting decisions, including decisions that affect operating expenses and operating margin. Further, Non-GAAP financial information helps management track actual performance relative to financial targets. Making Non-GAAP financial information available to investors, in addition to GAAP financial information, may also help investors compare the Company's performance with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management recognizes that the use of Non-GAAP measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the Non-GAAP financial information. Because other companies, including companies similar to Rovi Corporation, may calculate their non-GAAP financial measures differently than the Company calculates its Non-GAAP measures, these Non-GAAP measures may have limited usefulness in comparing companies. Management believes, however, that providing Non-GAAP financial information, in addition to GAAP financial information, facilitates consistent comparison of the Company's financial performance over time. The Company provides Non-GAAP financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company's core operating performance in the same way that management does. Reconciliations between GAAP and Non-GAAP results of operations are provided in the tables below.

About Rovi Corporation

Rovi Corporation (NASDAQ: ROVI) is creating personalized and data-driven ways for viewers to discover the right entertainment and for providers to discover the right audiences. Chosen by top brands in entertainment content, services and devices, Rovi touches the lives of hundreds of millions of consumers by providing comprehensive solutions, customizable products and technology licensing to make discovery simple, seamless and personal. With more than 5,000 issued or pending patents worldwide, Rovi is advancing entertainment and audience discovery.

Forward Looking Statements

All statements contained herein, including the quotations attributed to Mr. Carson, that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or similar words that describe the Company's or its management's future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company's estimates of future revenues, earnings and expenses, business strategies, anticipated contract signings, and stock repurchases.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors include, among others, the risks associated with the Company’s ongoing sales reorganization, adverse rulings in litigations such as Netflix, the Company's ability to successfully execute on its strategic plan and customer demand for and industry acceptance of the Company's technologies and integrated solutions. Such factors are further addressed in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2016 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). The Company assumes no obligation, except as required by law, to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Investor Contacts

Peter Halt, CFO
Rovi Corporation
+1 (818) 295-6800

Peter Ausnit, VP IR
Rovi Corporation
+1 (818) 565-5200
Peter.Ausnit@RoviCorp.com

ROVI BUSINESS AND OPERATING HIGHLIGHTS:

IP Licensing:

•	Excluding pre-paid Pay-TV licensees, Rovi has approximately 137 million Pay-TV households worldwide either using a Rovi guide or using a guide under a license from Rovi.

•	Recently, the largest Canadian cable TV service provider renewed its license to Rovi’s entertainment discovery patent portfolio.

•	Frontier Communications, a top-ten U.S. service provider, renewed its entertainment discovery patent license with Rovi.

•
Funai Electric, one of the top U.S. TV manufacturers, renewed its license to Rovi’s entertainment discovery patent portfolio. This license covers North America and expands upon Funai’s existing agreements with Rovi in Europe and Japan.

•
As previously announced, Intellectual Ventures and Rovi agreed to bring together two world-class media and entertainment patent portfolios under a single, comprehensive licensing program to focus on the over-the-top (OTT) market. Under the new agreement, Rovi will serve as the exclusive partner for Intellectual Ventures, licensing the companies’ combined patent portfolio to OTT customers.

Discovery:

•	Approximately 18 million subscription Pay-TV households use Rovi’s cable television set-top box and digital terminal adapter guide products.

•
Sharp, one of the largest Consumer Electronics manufacturers in the world and a leader in the TV market in Japan, selected Rovi’s G-Guide® to power entertainment discovery on Sharp’s new models of its popular AQUOS TVs.

•	A top-ten North American pay-TV service provider selected Rovi to serve as the exclusive provider of advertising products for national advertising campaigns in its interactive programming guides.

Metadata:

•	Rovi Sports Season Essentials added 14 more leagues including NCAA Men’s Basketball, top European Soccer leagues, and UEFA Euro 2016.

•	Launched Rovi Sports Athlete Images, which includes high-quality athlete headshots and action shots.

Analytics:

•	Rovi activated its first Operator Insights customer, a top-10 North American service provider, which can now analyze viewership system-wide to optimize their content offerings.

•	A major national television network renewed its paid trial agreement for Ad Optimizer for an additional year.

•	Launched Promo Optimizer paid trials with five national cable networks.

ROVI CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues	$118,384	$134,025
Costs and expenses:
Cost of revenues, excluding amortization of intangible assets	22,537	28,130
Research and development	22,669	26,537
Selling, general and administrative	36,082	39,948
Depreciation	4,234	4,370
Amortization of intangible assets	19,132	19,364
Restructuring and asset impairment charges	2,333	1,717
Total costs and expenses	106,987	120,066
Operating income from continuing operations	11,397	13,959
Interest expense	(10,531)	(12,358)
Interest income and other, net	(17)	686
Loss on interest rate swaps	(13,087)	(9,718)
Loss on debt extinguishment	—	(100)
Loss before income taxes	(12,238)	(7,531)
Income tax expense	5,414	7,939
Net loss	$(17,652)	$(15,470)

Basic loss per share:	$(0.22)	$(0.18)
Weighted average shares used in computing basic loss per share	81,375	88,304

Diluted loss per share:	$(0.22)	$(0.18)
Weighted average shares used in computing diluted loss per share	81,375	88,304

See notes to the Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q.

ROVI CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2016	December 31, 2015
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$71,843	$101,675
Short-term marketable securities	120,473	107,879
Accounts receivable, net	98,597	87,128
Prepaid expenses and other current assets	28,567	14,191
Total current assets	319,480	310,873
Long-term marketable securities	111,266	114,715
Property and equipment, net	36,656	34,984
Intangible assets, net	370,200	386,742
Goodwill	1,343,976	1,343,652
Other long-term assets	7,616	8,330
Total assets	$2,189,194	$2,199,296

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$58,271	$74,113
Deferred revenue	12,970	12,106
Current portion of long-term debt	7,000	7,000
Total current liabilities	78,241	93,219
Taxes payable, less current portion	5,210	5,332
Deferred revenue, less current portion	7,710	9,414
Long-term debt, less current portion	961,970	960,156
Deferred tax liabilities, net	67,053	66,116
Other long-term liabilities	42,709	34,494
Total liabilities	1,162,893	1,168,731
Stockholders' equity:
Common stock	132	131
Treasury stock	(1,167,283)	(1,163,533)
Additional paid-in capital	2,435,558	2,419,921
Accumulated other comprehensive loss	(5,003)	(6,503)
Accumulated deficit	(237,103)	(219,451)
Total stockholders’ equity	1,026,301	1,030,565
Total liabilities and stockholders’ equity	$2,189,194	$2,199,296

See notes to the Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q.

ROVI CORPORATION AND SUBSIDIARIES
REVENUE BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Intellectual Property Licensing Revenues:
Service Provider	$42,736	$47,153
Consumer Electronics	13,524	17,866
Total Intellectual Property Licensing Revenues	56,260	65,019

Product Revenues:
Service Provider	51,106	51,025
Consumer Electronics	4,765	5,393
Other	6,253	12,588
Total Product Revenues	62,124	69,006

Total Revenues	$118,384	$134,025

ROVI CORPORATION AND SUBSIDIARIES
REVENUE BY SALES VERTICAL
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Service Provider	$93,842	$98,178
Consumer Electronics	18,289	23,259
Other	6,253	12,588
Total Revenues	$118,384	$134,025

ROVI CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
GAAP Net loss	$(17,652)	$(15,470)
Amortization of intangible assets	19,132	19,364
Restructuring and asset impairment charges	2,333	1,717
Equity-based compensation	8,438	12,063
Contested proxy election costs	—	405
Amortization of note issuance costs	480	647
Amortization of convertible note discount	2,965	2,812
Mark-to-market loss related to interest rate swaps	10,988	8,857
Loss on debt extinguishment	—	100
Income tax expense (1)	1,434	4,172
Non-GAAP Net Income	$28,118	$34,667

GAAP Diluted loss per share	$(0.22)	$(0.18)

Non-GAAP Diluted Income Per Share (2)	$0.34	$0.39

Weighted average shares used in computing Non-GAAP Diluted Income Per Share	82,457	89,166

(1) Adjusts tax expense to the Non-GAAP cash tax rate.

(2) Where adjustments resulted in Non-GAAP Net Income, shares used in computing Non-GAAP Diluted Income Per Share were adjusted to include the dilutive effect of equity-based compensation awards.

	Three Months Ended March 31,
	2016	2015
GAAP Total Operating costs and expenses	$106,987	$120,066
Amortization of intangible assets	(19,132)	(19,364)
Restructuring and asset impairment charges	(2,333)	(1,717)
Equity-based compensation	(8,438)	(12,063)
Contested proxy election costs	—	(405)
Non-GAAP Total COGS and OpEx	$77,084	$86,517

	Three Months Ended March 31,
	2016	2015
GAAP Cost of revenues, excluding amortization of intangible assets	$22,537	$28,130
Equity-based compensation	(1,062)	(1,582)
Non-GAAP COGS	$21,475	$26,548

	Three Months Ended March 31,
	2016	2015
GAAP Research and development expenses	$22,669	$26,537
Equity-based compensation	(593)	(1,784)
Non-GAAP Research and Development Expenses	$22,076	$24,753

	Three Months Ended March 31,
	2016	2015
GAAP Selling, general and administrative expenses	$36,082	$39,948
Equity-based compensation	(6,783)	(8,697)
Contested proxy election costs	—	(405)
Non-GAAP Selling, General and Administrative Expenses	$29,299	$30,846

	Three Months Ended March 31,
	2016	2015
GAAP Interest expense	$(10,531)	$(12,358)
Amortization of note issuance costs	480	647
Amortization of convertible note discount	2,965	2,812
Reclassify current period cost of interest rate swaps	(2,099)	(861)
Non-GAAP Interest Expense	$(9,185)	$(9,760)